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                                                                   EXHIBIT 10.07


                            JOINT VENTURE AGREEMENT

         THIS AGREEMENT ("Agreement") is executed this 11th day of January, 1996, by and between EVRO CORPORATION, a Florida corporation ("EVRO"), MIT-F/x, INC., a Florida corporation ("MIT"), and LARRY MITCHELL, an individual ("MITCHELL").

                             W I T N E S S E T H :

         WHEREAS, EVRO is a publicly traded company currently listed on the NASDAQ Small Caps Market (trading symbol "EVRO"); and

         WHEREAS, MIT is in the business of owning and developing computer animated software and related productions which have application to video games, theatrical movies, television broacasting, comic books and other forms of distribution; and

         WHEREAS, MITCHELL is the sole owner of all of the issued and outstanding shares of MIT, and desires to enter into a business arrangement with EVRO to develop and exploit certain projects for financial gain; and

         WHEREAS, the parties desire to enter into a Joint Venture in accordance with the terms and conditions of this Agreement.





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         NOW, THEREFORE, in consideration of the mutual promises, payments and warranties herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. RECITATIONS. The foregoing recitations are true and correct and are incorporated herein by this reference.

         2. TERM. The term of this Agreement shall be for a period of five years, commencing upon execution hereof by all the parties.

         3.      PAYMENT.  EVRO shall pay to MITCHELL the following:

                 (a) $300,000.00 in 60 equal monthly installments of $5,000 each, payable on the 1st of each month, commencing February 1, 1996.

                 (b) 40,000 restricted common shares of EVRO in the form of an equivalent number of shares of Convertible Preferred stock, which shares shall convert immediately upon the increase in the authorized common shares of EVRO.

                 (c) An annual bonus in the amount of four percent (4%) of the gross revenues earned and received by EVRO that are directly attributed to and a proximate cause from the efforts and work product of MITCHELL, shall be paid to MITCHELL. Such bonus shall be





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paid in a lump sum, annually, at the end of EVRO's fiscal year.

                 (d) A discretionary bonus in an amount to be determined by the EVRO Board of Directors, to be paid from net earnings received by EVRO that are directly or indirectly attributed to the efforts and work product of MITCHELL with regard to other entities or projects that are currently owned by EVRO and which are not related directly to MIT, shall be paid to MITCHELL. Such bonus shall be paid in a lump sum, annually, at the end of EVRO's fiscal year.

         4. SERVICES TO BE PROVIDED BY MITCHELL AND MIT. MITCHELL and MIT shall provide on an exclusive basis during the term of this agreement, those projects listed on Schedule B attached hereto to EVRO, and its subsidiary corporation Channel America Television Network, Inc., the rights to show or distribute such projects. The distribution of these projects shall be on a joint venture basis, to be exclusive only to EVRO or its affiliates, unless waived or agreed by EVRO to allow for distribution to a third party.

EVRO and MIT shall split all revenues and profits from the distribution of these projects on an equal 50-50 basis. Any revenues received by MIT shall be split in half with EVRO.

         5.      PRODUCTION COSTS.  MIT shall be responsible for all





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costs of Production and creation of the projects that are the property of the joint venture, and EVRO shall only be responsible for the costs associated with the distribution of these projects. MIT shall have the right to raise funds necessary to cover the production costs through any lawful means that it determines or desires.

         6. CONDITIONS OF JOINT VENTURE. EVRO shall determine in its sole discretion, which projects, if any, to distribute or promote, that are created and produced by MITCHELL and MIT. The parties agree that the "WINGS ANGELA" computer animated cartoon created by MITCHELL shall be the first project and priority in the joint venture to be developed into a 60 minute pilot and then 26 half-hour television shows. The intended distribution date shall be Summer 1996 for the pilot and Fall 1996 for the commencement of the series. However, EVRO reserves the right to change the schedule or priorities and MITCHELL and MIT agree to fully cooperate in good faith.

During the term of this agreement, MITCHELL shall provide consulting services to EVRO and its other projects and affiliates, at no additional compensation, provided it does not materially interfere with the development of the projects listed on Schedule "B" hereof.

       7.      REPRESENTATIONS, COVENANTS AND WARRANTIES OF MITCHELL AND





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MIT.  MITCHELL and MIT hereby jointly and severally represent, warrant and covenant to EVRO that the following statements are true and correct:

                 (a) MITCHEL is currently the sole owner of all of the shares of stock of MIT, a Florida corporation, which is the owner of all of the assets set forth on Schedule "A" and the intellectual properties set forth on Schedule "B", both attached hereto; and

                 (b) MITCHELL has contributed all of the assets and properties set forth on Schedules "A" and "B", respectively, into a newly formed Florida corporation, named MIT-F/x, Inc.; and

                 (c) The assets and intellectual properties as stated on the atttached Schedules are complete and accurate in their entirety and MITCHELL has disclosed all relevant information regarding these assets and properties to EVRO.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES OF EVRO. EVRO hereby represents, warrants and covenants to MITCHELL that the following statements are true and correct:

                 (a) The information contained in the financial statements and corporate package delivered to MITCHELL is complete and accurate in all material respects as of the closing.





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                 (b)      EVRO has full authority and approvals necessary to
enter into this Agreement.

         9. TERMINATION AND DEFAULT. This agreement may not be terminated by either party without the consent of the other party, in writing. The parties agree that since the majority assets that are the subject property in the joint venture involve intellectual property and rights to distribute such properties on an exclusive basis, that the relationship between the parties would be impossible to replicate. Therefore, the parties acknowledge that there would be irreperable harm done to the other party if the terms of the joint venture were not honored and there is a default by any party. As such, all equitable remedies or at law will be granted to the party who is injured or damaged as a result of the other party breaching any part of this agreement, including injuctive relief and related remedies.

         10.     MISCELLANEOUS.

         10.1 Notices. All notices to be sent to the parties hereto in connection with this Agreement shall be sent:


If to EVRO:                 EVRO CORPORATION
                            ATTN: CHRISTOPHER P. DONA, V.P.
                            523 DOUGLAS AVENUE
                            ALTAMONTE SPRINGS, FLORIDA 32714

with a copy to:             DANIEL M. BOYAR, ESQ.
                            ATTORNEY AT LAW





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                            3101 S.W. 34TH AVENUE, #905-427
                            OCALA, FLORIDA 34474

If to MITCHELL or MIT:      LARRY MITCHELL
                            1507 ACROPOLIS CIRCLE
                            OCOEE, FLORIDA 34761

with a copy to:             ALAN KALINOSKI, ESQ.
                            DEAN, RINGERS, MORGAN & LAWTON
                            200 EAST ROBINSON STREET, SUITE 1020
                            ORLANDO, FLORIDA 32801


or such other address as the party to whom notice is to be given furnishes in writing to the other party in the manner set forth above.

         10.2 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         10.3 Attached Schedules and Exhibits. The Schedules and Exhibits to this Agreement, which are attached hereto, are fully incorporated into this Agreement by reference and shall be part of this Agreement.

         10.4 Waiver. Any term, provision or condition of this Agreement (other than the requirement for stockholder approval) may be waived in writing by the party which is entitled to the benefits thereto.

         10.5    Expenses.  Except as otherwise provided, all costs and





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expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

         10.6 Parties in Interest, Assignment. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. This Agreement cannot be assigned except by mutual consent.

         10.7 Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         10.8 Entire Agreement. This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof and documents referred to herein.

         10.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provisions of





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this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts entered into or to be performed in that state. All actions and proceedings relating hereto shall be litigated in any state court or federal court located in Orange County, Florida.

         10.11 Counterparts; Facsimile Copies. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed copy of this Agreement received by way of facsimile transmission shall be deemed to be an original, enforceable and admissible for all purposes as may be necessary under the terms hereof.

         10.12 Rule of Construction as to Ambiguities Not Applicable. Each party to this Agreement acknowledges that such party has reviewed this Agreement and the rule of construction that ambiguities are to be resolved against the party drafting this Agreement shall not apply.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.





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EVRO CORPORATION, A FLORIDA CORPORATION


BY:   /s/ Christopher P. Dona
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      CHRISTOPHER P. DONA, VICE PRESIDENT



MIT-F/X, INC., A FLORIDA CORPORATION



BY:   /s/ Larry Mitchell
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      LARRY MITCHELL, PRESIDENT




 /s/ Larry Mitchell
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LARRY MITCHELL, AN INDIVIDUAL





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